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                                                                    EXHIBIT 10.4



October 27, 1999


BY REGISTERED U.S. MAIL

The Colonel's Brainerd
   International Raceway, Inc.
c/o Ted M. Gans, PC
100 West Long Lake, Suite 200
Bloomfield Hills, Michigan 48304

Dear Mr. Gans:

We write to amend the following portions of the Sanction Agreement dated March 9, 1999 by and between The Colonel's Brainerd International Raceway, Inc. and National Hot Rod Association ("Agreement"). We have included an amendment to the notice provisions of Paragraph 28 below, but we note that, pursuant to your instructions, we are directing this letter to you alone and that you have agree that such notice is sufficient.

PARAGRAPH 3, TERM: The First sentence of Paragraph 3 is replaced in its entirety as shown below; the remainder of Paragraph 3 remains the same:

"3. Term: The term of this Agreement shall be from December 1, 1999 to December 31, 2002."

PARAGRAPH 5, SANCTION FEE: Paragraph 5 is replaced in its entirety as follows:

"5.      Sanction Fee:

         (a) CBIR shall pay NHRA, as the Sanction Fee for the conduct of the EVENT for each of the years of the term of this Agreement, as follows:

              2000: Five Hundred Seventeen Thousand, One Hundred Thirty Dollars
                    ($517,130);

              2001: Five Hundred Sixty-Two Thousand, Seven Hundred Sixty-Six
                    Dollars ($562,766);

              2002: Six Hundred Twelve Thousand, Nine Hundred Sixty-Six Dollars
                    ($612,966).

         (b) All participate entry fees shall be retained by NHRA, including any payments for participant late fees and participant insurance, and the Sanction Fees set forth herein have been reduced to reflect this change.

         (c) During any extension or option period hereunder, the Sanction Fee shall increase from zero to seven percent per year (0-7%) at the sole and absolute discretion of NHRA.

         (d) NHRA shall give notice to CBIR of any change in the Sanction Fee not later than 90 (ninety) days prior to the first day of the EVENT for that year.


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         (e)  The Sanction Fee in each year shall be payable as follows:

              (i) $250,000 shall be paid to NHRA upon execution of this amendment, and , for future years, $250,000 shall be paid to NHRA by October 1 of each year that this Agreement is in effect;

              (ii) 50% of the remaining Sanction Fee shall be paid to NHRA not later than 60 (sixty) days prior to the first day of the EVENT;

              (iii) The remainder of the Sanction Fee shall be paid to NHRA not later than 30 (thirty) days prior to the first day of the EVENT.

         (f) NHRA makes no representation or warranty, express or implied, as to the ultimate profitability of any EVENT, or as to any component of such profitability, including the identity or number of racer participants or vehicles in any EVENT, the attendance at any EVENT, or any other factor affecting the financial achievement of any EVENT."

NEW PARAGRAPH 5.1, PURSE:  A new Paragraph 5.1 shall be added as follows:

"5.1     Purse.

         (a) NHRA shall, in its sole and absolute discretion, set the purse amounts for each EVENT conducted hereunder. NHRA shall notify CBIR at least forty-five (45) days in advance of each EVENT of the amounts of purse monies required for the EVENT for that year. The amount of the purse may be increased or reduced from year to year in the sole and absolute discretion of NHRA.

         (b) At the time of the signing of this Amendment to the Agreement, the purse for the EVENT to be conducted in 2000 has not been determined. Notwithstanding the above, NHRA shall notify CBIR of the purse amount for the 2000 EVENT by December 31, 1999.

         (c) The purse in each year shall be payable in advance to NHRA by CBIR as follows:

              (i) Fifty percent (50%) of the purse shall be paid to NHRA not later than 60 (sixty) days prior to the first day of the EVENT;

              (ii) The remainder of the Sanction Fee shall be paid to NHRA not later that 30 (thirty) days prior to the first day of the EVENT."

PARAGRAPH 9, PURSES: Paragraph 9 regarding purses is deleted in its entirety and replaced with the following new paragraph 9 regarding ticket prices:

"9.      Ticket Prices. The parties agree that CBIR shall not set its ticket prices for any EVENT to be held hereunder at a level higher than that set forth in NHRA's maximum ticket price guidelines for that year."

PARAGRAPH 28, NOTICE: Paragraph 28 regarding notice is deleted in its entirety and replaced as follows:

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"28.    Notice: Any notice provided for herein shall be given by Federal Express or United States Postal Service Express Mail, for delivery on the next business day or sooner, with proof of delivery, charges prepaid by sender, addressed as follows:

         If to CBIR:

         Donald J. Williamson
         c/o The Colonel's Brainerd International Raceway, Inc.
         5550 Occidental Highway
         Tecumseh, Michigan 49286

         With a coy to:

         Ted M. Gans, PC
         100 West Long Lake, Suite 200
         Bloomfield Hills, Michigan 48304

         If to NHRA:

         Cary J. Menard
         Vice President
         Business & Legal Affairs
         National Hot Rod Association
         2035 Financial Way
         Glendora, California 91741

         With a coy to:

         John Russell Deane III
         Trainum, Snowdon & Deane
         1317 F. Street, N.W., Suite 550
         Washington, D.C. 20004

The person and the place to which notices are to be sent may be changed from time to time by either party by written notice given to the other party. Notice to be effective upon date sent."

PARAGRAPH 31, ASSIGNMENT: Paragraph 31 shall be deleted in its entirety and replaced as follows:

"Neither this Agreement not any interest in this Agreement may be assigned by CBIR without the express written consent of NHRA. Any purported assignment without NHRA's express written consent shall be void. In the event that CBIR shall have sold, transferred, conveyed, encumbered, hypothecated or in any other fashion obligated any or all of its rights or obligations under this Agreement to any other person or entity, NHRA shall have the right to terminate this Agreement. Further, in the event that the identity of CBIR shall have changed as a result of or there shall have been a sale or transfer of any shares of stock or shares of ownership or any other transfer of any legal or beneficial interest of CBIR to another person or entity, then NHRA shall have the right to terminate this Agreement. Further the event CBIR shall have purchased, engaged in a merger with, or engaged in a transfer of any legal or beneficial interest in another entity or when the principals of CIBR shall have changed, then NHRA shall have the right to terminate this Agreement in NHRA's sole and absolute discretion. Such termination shall be effective thirty (30) days

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after notice of intent to terminate unless the event giving rise to termination shall have ceased to exist within such time."

ATTACHMENT 2. PARAGRAPH (B): Attachment 2, Paragraph (b) is deleted in its entirety and replaced with the following:

"b. Additional participant credentials purchased by contestants."

ATTACHMENT 2, PARAGRAPH (I): Attachment 2, Paragraph (I) is deleted in its entirety and replaced with the following:

"i. Twenty percent (20%) of all net sales of Souvenirs, Diecast, Videos, Racer Souvenirs and Seat Back Rentals; fifteen percent of all net sales of discontinued merchandise; and 10% of al net sales of Film and Racer Specialty Items. "Net Sales" are defined as gross sales net of taxes. As to the Racer Ten Dollar Program or any other item from which NHRA derives no royalty revenue, CBIR likewise will derive no revenue."

In all other respects the Agreement remains the same.

Please execute and return a copy of this letter to memorialize your agreement to this amendment. Thank you very much for your cooperation.

Sincerely,



Peter Clifford
Vice President
Chief Financial Officer

Read, understood and agreed to this ____ day of ___________, 1999.

The Colonel's Brainerd
   International Raceway, Inc.


By   _________________________
Its  __________________________





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